EXHIBIT 32.1

Certification Required by 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of Jostens Holding Corp. (the “Company”) on Form 10-K for the period ending January 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2004	/s/ Robert C. Buhrmaster
Robert C. Buhrmaster
Chairman of the Board and Chief Executive Officer

Date: April 26, 2004	/s/ David A. Tayeh
David A. Tayeh
Sr. Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Jostens Holding Corp. and will be retained by Jostens Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

82